UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 29, 2004

Date of report (Date of earliest event reported)

Gramercy Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-114673	06-1722127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

420 Lexington Avenue
New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 3, 2005, Gramercy Capital Corp. (the “Company”) closed on a $200 million secured warehouse financing facility with Goldman Sachs Mortgage Company, an affiliate of Goldman Sachs & Co.  The borrower under this facility is Gramercy Warehouse Funding II, LLC, a newly-formed, bankruptcy-remote, special-purpose entity that is wholly-owned by the Company.  This facility has a committed term of three years with one six-month extension period.  Assets pledged as collateral under this facility may include stabilized and transitional first mortgage whole loans, first mortgage B-notes, mezzanine loans, and rated CMBS or commercial real estate CDO securities originated or acquired by the Borrower.  The facility bears interest at varying spreads to LIBOR (actual/360 basis) and has advance rates that vary based upon the collateral pledged.   The facility requires that the Company satisfy certain financial covenants, which include compliance with financial ratios relating to minimum amounts of liquidity and tangible net worth, and a maximum amount of indebtedness.

Item 3.02.  Unregistered Sales of Equity Securities.

On December 31, 2004 and January 3, 2005, the Company completed the private offering and sale of common stock pursuant to purchase and sale agreements entered into and previously announced in a press release issued by the Company on December 3, 2004.  Various institutional investors directly acquired 4,225,000 shares of common stock and an additional 1,275,000 shares of common stock were sold to an affiliate of SL Green Realty Corp.  The Company received approximately $94,985,000 of net proceeds from the offering, representing a price of $17.27 per share. The Company expects to use the net proceeds to fund further investment activity and for general corporate purposes. The Company now has 18,812,500 shares of common stock outstanding.

The shares were not registered under the Securities Act of 1933 or any state securities laws, and were sold in a private placement.

Item 8.01.  Other Events

On December 29, 2004, the Company invested in an $84.7 million loan secured by a blanket first mortgage on 32 separate office and warehouse/distribution properties comprising 1.9 million rentable square feet, and one 22-acre land parcel. The properties are located in urban centers in Florida, Tennessee, North Carolina, and Georgia. The investment matures in 33 months and bears interest at a rate of LIBOR plus 305 basis points. The press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Note: the information in this report (including the exhibits) is furnished pursuant to Item 8.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

99.1  Press release of the Company issued on December 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2005

	By:	/s/ ROBERT R. FOLEY
		Name:	Robert R. Foley
		Title:	Chief Financial Officer